                                                                    EXHIBIT h(2)

                            FUND ACCOUNTING AGREEMENT

         AGREEMENT made as of January 6, 2003, by and between each entity listed on Exhibit A hereto (each, a "Fund"; collectively, the "Funds"), and The Bank of New York, a New York banking organization ("BNY").

                                   WITNESSETH:

         WHEREAS, each Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each Fund desires to retain BNY to provide for the portfolios identified on Exhibit A hereto (each, a "Series") the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

         1.       Appointment.

         Each Fund hereby appoints BNY as its agent for the term of this Agreement to perform the services described herein. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

         2.       Representations and Warranties.

         Each Fund hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that:

                  (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

                  (b) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms;

                  (c) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and except at addressed herein no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and

                  (d) To the extent the performance of any services described in Schedule I attached hereto by BNY that relate to pricing of securities or calculation of net asset value in accordance with the then effective Prospectus (as hereinafter defined) for the Fund would violate any applicable laws or regulations, the Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY which BNY shall not unreasonably withhold, instruct BNY in writing to value securities and/or compute net asset value or other computations in a manner the Fund specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Fund that the same is consistent with all applicable laws and regulations and with its Prospectus.

         3.       Delivery of Documents.

                  (a) Each Fund will promptly deliver to BNY true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

                           (i)      The Fund's Declaration of Trust or other
organizational document and all amendments thereto (the "Charter");

                           (ii)     The Fund's bylaws (the "Bylaws");

                           (iii)    Resolutions of the Fund's board of trustees
or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by the Fund;

                           (iv)     The Fund's registration statement most
recently filed with the

Securities and Exchange Commission (the "SEC") relating to the shares of the Fund (the "Registration Statement");

                           (v)      The Fund's Notification of Registration
under the 1940 Act on Form N-8A filed with the SEC; and

                           (vi)     The Fund's Prospectus and Statement of
Additional Information pertaining to the Series (collectively, the "Prospectus").

                  (b) Each copy of the Charter shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY. Each copy of the Bylaws, Registration Statement and Prospectus, and all amendments thereto, and copies of Board resolutions, shall be certified by the Secretary or an Assistant Secretary of the appropriate Fund.

                  (c) It shall be the sole responsibility of each Fund to deliver to BNY its currently effective Prospectus and BNY shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by BNY.

         4.       Duties and Obligations of BNY.

                  (a) Subject to the direction and control of each Fund's Board and the provisions of this Agreement, BNY shall provide daily to each Fund and each Series specified on Exhibit A attached hereto the services described in
Schedule I, as such schedule may be amended from time to time. Subject to the provisions of this Agreement, BNY shall compute the net asset value per share of each class of shares ("Class") of each Series of the Fund and shall value the securities held by the Fund (the "Securities") at such times and dates and in the manner specified in the then currently effective Prospectus of the Fund. To the extent valuation of Securities or computation of a net asset value of a Series or Class, in accordance with the valuation procedures applicable to the calculation of such net asset values as approved by the Fund's Board and as specified in the Fund's then currently effective Prospectus, is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY at all appropriate times with the values of such Securities and the net asset value of each Class of each Series', or subject to the prior approval of BNY, which

BNY shall not unreasonably withhold, instruct BNY in writing to value Securities and compute the net asset value of each Class of each Series' in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations. The Fund may also from time to time instruct BNY in writing to compute the value of the Securities or a Series' or Class' net asset value in a manner other than as specified in this paragraph. By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Prospectus of the Fund. The Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing each Series' and Class' net asset value.

                  (b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

                  (c) BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund's financial records other than those listed on Schedule 1 or other services normally performed by the Funds' respective counsel or independent auditors.

                  (d) Upon receipt of a Fund's prior written consent (which shall not be unreasonably withheld), BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no Fund consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc. BNY shall not be liable to any Fund for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder other than a delegee or agent which is a subsidiary or the Bank of New York Company, Inc so long as BNY acts in good faith and without negligence or wilful misconduct in the selection of such delegee or agent. With respect to any delegee or agent which is a subsidiary of The Bank of New York Company, Inc., BNY shall be deemed to have committed any act or omission of such delegee.

                  (e) Each Fund shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons and is reasonably believed by BNY to be necessary or appropriate in order for BNY to perform its duties hereunder. In connection with its duties hereunder, BNY shall be entitled to rely, and shall be held harmless by each Fund when acting in reliance, upon the instructions, advice or any documents relating to such Fund provided to BNY by a Fund's officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent and reasonably believed to be accurate by BNY. BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Fund to cause any information, documents or advice to be provided to BNY as provided herein. All fees or costs charged by such persons shall be borne by the appropriate Fund.

                  (f) Nothing in this Agreement shall limit or restrict BNY, any affiliate of BNY or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to some or all of the services provided hereunder.

                  (g) Each Fund shall furnish BNY with any and all instructions, explanations, information, specifications and documentation deemed reasonably necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses and BNY shall comply with any such instructions, explanations, information, specifications, and documentation. BNY shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. Each Fund shall also furnish BNY with bid, offer, or market values of Securities if BNY notifies such Fund that same are not available to BNY from a security pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish BNY with bid, offer, or market values of Securities and instruct BNY to use such information in its calculations hereunder. BNY shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any particular securities pricing or similar service, but shall be required and obligated to maintain a subscription or access to at least one securities pricing or similar service.

                  (h) BNY may apply to an officer of any Fund for written instructions with respect to any matter arising in connection with BNY's performance hereunder for such Fund, and BNY shall not be liable for any action reasonably taken or omitted to be taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of BNY, set forth in writing any action reasonably proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein (provided that BNY has given the officer of the Funds a commercially reasonable amount of time to respond to the request for instructions) unless, prior to taking or omitting to take any such action, BNY has received written instructions in response to such application specifying the action to be taken or omitted.

                  (i) BNY may consult with counsel to the appropriate Fund or its own counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel. BNY shall provide prompt notification to the appropriate Fund in the event that it acts upon advice or opinion of counsel that is inconsistent with instructions, procedures, or requests provided by the Fund. The appropriate Fund shall be liable for the fees and expenses of its counsel and for the reasonable fees and expense of BNY's own counsel, not to exceed in any one instance $10,000 without the prior consent of the appropriate fund.

                  (j) Notwithstanding any other provision contained in this Agreement or Schedule I attached hereto, BNY shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify any Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund,
(ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto.

                  (k) BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I attached hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

                  (1) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of Series' liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of a Fund. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information except that BNY shall apply its normal tolerance tests. Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of securities or other assets by a Fund or any third party described in this subsection (1) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

                  (m) BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by such Fund.

                  (n) BNY shall maintain such back-up system(s), and disaster recovery plan(s), as are required by its regulators and all laws applicable to it. BNY shall not be responsible for delays or errors which occur by reason of circumstances beyond its control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without BNY, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, communications or computer (hardware or software) services provided BNY is maintaining such back-up system(s) and disaster recovery plan(s) as described above, or, provided if it does not, that such delays and errors would have occurred even if it had maintained the same. BNY should use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.

                  (o) BNY shall, as agent for the Funds, maintain and keep current the books, accounts and other documents, if any, listed in Schedule I and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rules 31a-l and 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940, as such Rules may be amended. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Funds during BNY's normal business hours.

                  (p) All records maintained and preserved by BNY pursuant to this Agreement which the Funds are required to maintain and preserve in accordance with the above-mentioned Rules 31a-l and 31a-2 shall be and remain the property of the Funds and shall be surrendered to the Funds or provided to their regulators promptly upon request by the Funds in the form in which such records have been maintained and preserved. Upon reasonable request of the Funds, BNY shall provide in hard copy, computer disc, on micro-film or other format as the Funds or their regulators shall request, any records included in any such delivery which are maintained by BNY on a computer disc, or are otherwise maintained.

                  (q) All books, records, information and data pertaining to the business of the Funds, or their prior, present or potential shareholders that are exchanged or received in connection with the performance of BNY's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Funds or as may be required by law, and shall not be used for any purpose other than performance of its responsibilities and duties hereunder, and except that BNY retains the right to disclose matters subject to confidentiality to its examiners, regulators, internal or external auditors, its accountants, and its internal and external counsel, or to others, whenever it is advised by its internal or external counsel that it is reasonably likely BNY would be liable for a failure to do so. BNY will provide written notice to the Funds at least five (5) business days prior to any disclosures pursuant to this Paragraph 4(q), but, provided it shall have provided as much notice as is reasonably practicable under the circumstances, BNY shall have no liability for any failure to do so.

                  (r) BNY hereby specifically agrees that it will provide any sub-certifications reasonably requested by the Funds in connection with any certification required by the Sarbanes-Oxley Act of 2002 or any rules or regulations promulgated by the Securities and Exchange Commission thereunder, provided the same do not change BNY's standard of care.

         5.       Allocation of Expenses.

         Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance by the Funds under this Agreement shall be paid by the appropriate Fund, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of such Fund's trustees, directors, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification under federal or state securities laws of the Fund or its shares, costs (including printing and mailing costs) of preparing and distributing Prospectuses, reports, notices and proxy material to such Fund's shareholders, all expenses incidental to holding meetings of such Fund's trustees, directors and shareholders, and extraordinary expenses as may arise, including litigation affecting such Fund and legal obligations relating thereto for which the Fund may have to indemnify its trustees, directors and officers. BNY shall pay all costs and expenses arising or incurred in connection with its performance under this Agreement, as set forth in paragraph 4(b), including the cost of subscription to at least one securities pricing or similar service.

         6.       Standard of Care; Indemnification.

                  (a) Except as otherwise provided herein, BNY shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by a Fund, except those costs, expenses, damages, liabilities or claims arising out of BNY's own negligence or willful misconduct. In no event shall BNY be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. For purposes of this provision, if as a result of the negligence or willful misconduct of BNY or that of its directors, officers or employees, agents or delegates, there is a material error in the net asset value per share of a Fund, the material losses of the Fund on the sale and issuance, or the redemption, of its shares attributable to such material error shall be direct money damages.

                  (b) Each Fund shall indemnify and hold harmless BNY from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by a Fund), and reasonable attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted against BNY, by reason of or as a result of any action reasonably taken or omitted to be taken by BNY in good faith hereunder or in reasonable reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed,
(ii) such Fund's Registration Statement or Prospectus, (iii) any instructions of an officer of such Fund, or (iv) any opinion of legal counsel for such Fund or BNY, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of this Agreement; provided, that no Fund shall indemnify BNY for costs, expenses, damages, liabilities or claims for which BNY is liable under preceding 6(a). This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement. Without limiting the generality of the foregoing, each Fund shall indemnify BNY against and save BNY harmless from any loss, damage or expense, including reasonable counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following.

                           (i)      Errors in records or instructions,
explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by the Funds;

                           (ii)     Action or inaction taken or omitted to be
taken by BNY pursuant to written or oral instructions of the Fund or otherwise without bad faith, negligence or willful misconduct;

                           (iii)    Any action taken or omitted to be taken by
BNY in good faith and with prompt notice to the Funds in accordance with the advice or opinion of counsel for a Fund or its own counsel;

                           (iv)     Any improper use by a Fund or its agents,
distributor or investment advisor of any valuations or computations supplied by BNY pursuant to this Agreement;

                           (v)      The method of valuation of the Securities
and the method of computing each Series' and Class' net asset value consistent with paragraph 4(a); or

                           (vi)     Any valuations of securities or net asset
value provided by a Fund.

                  (c) BNY shall indemnify and hold harmless the Funds from and against any loss, damage or expense, including reasonable counsel fees and other costs and expenses of a defense against any claim or liability (including any claims asserted by BNY) arising out of the negligence or willful misconduct of BNY, except that in no event shall BNY be liable for, nor indemnify the Funds for, special, indirect or consequential damages, or for lost profits or loss of business. For purposes of this provision, if as a result of the negligence or willful misconduct of BNY or that of its directors, officers or employees, agents or delegates, there is a material error in the net asset value per share of a Fund, the material losses of the Fund on the sale and issuance, or the redemption, of its shares attributable to such material error shall be direct money damages. This indemnity shall be a continuing obligation of BNY, its successors and assigns, notwithstanding the termination of this Agreement.

         7.       Compensation.

         For the services provided hereunder, each Fund agrees to pay BNY such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by BNY in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, each Fund's net asset value shall be computed at the times and in the manner specified in the Fund's Prospectus.

         8.       Term of Agreement.

                  (a) This Agreement shall continue until terminated by either BNY giving to a Fund, or a Fund giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than 60 days after the date of the giving of such notice. Upon termination hereof, the affected Fund(s) shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder. After payment of such amounts BNY shall deliver to the Funds all records then the property of the Funds.

                  (b) Notwithstanding the foregoing, BNY may terminate this Agreement by notice to a Fund if such Fund shall terminate its custody agreement with The Bank of New York, effective on the date of termination of the Custody Agreement.

         9.       Authorized Persons.

         Attached hereto as Exhibit B is a list of persons duly authorized by the Board of each Fund to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of such Fund. From time to time each Fund may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.

         10.      Amendment.

         This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and the Fund to be bound thereby, and authorized or approved by such Fund's Board.

         11.      Assignment.

         This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of BNY, or by BNY without the written consent of the affected Fund accompanied by the authorization or approval of such Fund's Board.

         12.      Governing Law; Consent to Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. BNY and Each Fund hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction BNY or any Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, BNY and such Fund irrevocably agrees not to claim, and it hereby waives, such immunity.

         13.      Severability.

         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

         14.      No Waiver.

         Each and every right granted to BNY hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY of any right preclude any other or future exercise thereof or the exercise of any other right.

         15.      Notices.

         All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

         if to a Fund, at

         ING Funds Services, LLC
         7337 E. Doubletree Ranch Road
         Scottsdale, Arizona 85258
         Attention: Michael J. Roland
         Title: Chief Financial Officer

         if to BNY, at

         The Bank of New York
         100 Church Street, 10th Floor
         New York, NY 10286
         Attention: Martha B. Pierce
         Title: Vice President

         or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

         16.      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

         17.      Several Obligations.

         The parties acknowledge that the obligations of the Funds hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

         This Agreement is an agreement entered into between BNY and the Funds with respect to each Series. With respect to any obligation of a Fund on behalf of a Series arising out of this Agreement, BNY shall look for payment or satisfaction of such obligation solely to the assets of the Series to which such obligation relates as though BNY had separately contracted with the Fund by separate written instrument with respect to each Series.

18.      Agreement and Declaration of Trust.

         With respect to each Fund that is organized as a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts. The Agreement and Declaration of Trust has been executed on behalf of the Fund by its trustees in their capacity as trustees and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer, or shareholder of the Fund individually.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

                                  By: /s/ Michael J. Roland
                                      ----------------------------
                                  Name: MICHAEL J. ROLAND
                                  Title: EXECUTIVE VICE PRESIDENT
                                        on behalf of each Fund
                                        identified on Exhibit A
                                        attached hereto

                                  THE BANK OF NEW YORK

                                  By: /s/ Edward G. McGann
                                      ------------------------------
                                  Name: Edward G. McGann
                                  Title: Vice President

                                    EXHIBIT A
                             AS OF JANUARY 6, 2003

GCG TRUST:

Capital Growth Series
Value Equity Series
Asset Allocation Growth Series
Diversified Mid-Cap Series
Internet Tollkeeper Series
Limited Maturity Bond Series
Liquid Asset Series
Equity Opportunity Series
Focus Value Series
Fundamental Growth Series
All Cap Series
Investors Series
Strategic Equity Series
Fund for Life

                                    EXHIBIT B

                             SECRETARY'S CERTIFICATE
                    Persons Authorized to Instruct Custodian

The undersigned Secretary of:

THE GCG TRUST
(collectively the "Funds"), hereby certifies as follows:

         (a) That attached hereto as Exhibit A is a true copy of the resolutions adopted by unanimous written consent by the Board of Trustees, dated January 1, 2003 and that such resolutions have not been amended, modified, rescinded or superceded and are in full force and effect; and

         (b) That the persons listed in Attachment A are empowered by the resolutions and set forth opposite each name is their position and specimen signature; and

         (c) That each of the Funds are duly organized and existing, that their charter empowers them to transact the business by the attached resolutions defined, and that no limitation has been imposed upon such powers by the By-Laws or otherwise, except as set forth in the currently effective Prospectus of each Fund; and

         (d)  That Attachment A may be executed in counterparts.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS SIGNED BELOW, THIS, 15TH DAY OF JANUARY, 2003.

                                            By: /s/ Kimberly A. Anderson
                                                --------------------------------
                                                KIMBERLY A. ANDERSON
                                                SECRETARY

                                  ATTACHMENT A
                    Persons Authorized to Instruct Custodian

                                POSITION WITH THE FUND(S)
     NAME                       (UNLESS OTHERWISE NOTED)                       SPECIMEN SIGNATURE
     ----                       ------------------------                       ------------------
James M. Hennessy       Vice President                                      /s/ James M. Hennessy
                                                                            -----------------------

Michael J. Roland       Vice President & Assistant Secretary                /s/ Michael J. Roland
                                                                            -----------------------

Robert S. Naka          Senior Vice President & Assistant Secretary         /s/ Robert S. Naka
                                                                            -----------------------

Lydia L. Homer          Senior Vice President & Controller of               /s/ Lydia L. Homer
                        ING Funds Services, LLC                             -----------------------

William L. Sessions     Vice President of ING Funds Services,               /s/ William L. Sessions
                        LLC                                                 -----------------------

Kim Anderson            Vice President & Secretary                          /s/ Kim Anderson
                                                                            -----------------------

Robyn L. Ichilov        Vice President                                      /s/ Robyn L. Ichilov
                                                                            -----------------------

Maria Anderson          Assistant Vice President                            /s/ Maria Anderson
                                                                            -----------------------

Todd Modic              Assistant Vice President                            /s/ Todd Modic
                                                                            -----------------------

Mike Estok              Supervisor - Fund Accounting of ING                 /s/ Mike Estok
                        Funds Services, LLC                                 -----------------------

Jason Kadavy            Supervisor - Fund Accounting of ING                 /s/ Jason Kadavy
                        Funds Services, LLC                                 -----------------------

Jeremy Schweppe         Supervisor - Fund Accounting of ING                 /s/ Jeremy Schweppe
                        Funds Services, LLC                                 -----------------------

Scott Vaughan           Manager - Fund Accounting of ING                    /s/ Scott Vaughan
                        Funds Services, LLC                                 -----------------------

Angela Toedtemeier      Supervisor - Fund Accounting of ING                 /s/ Angela Toedtemeier
                        Funds Services, LLC                                 -----------------------

                                  THE GCG TRUST
                                  (THE "FUNDS")

RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF TRUSTEES DATED JANUARY 1, 2003.

         WHEREAS, the Funds and The Bank of New York ("BNY"), as Custodian, are parties to a Custodian Agreement, which provide that the Funds designate certain persons to give instructions on behalf of the Funds and to authorize the Custodian to rely on written instructions over their signatures; and

         WHEREAS, pending Board approval, ING Funds Services, LLC ("IFS") will provide administrative services to the Funds subject to an Administrative Services Sub-Contract between Directed Services, Inc. and IFS; and

         WHEREAS, in conjunction with this Administrative Services Sub-Contract, certain officers of IFS will become officers of the Funds, also pending Board approval.

         NOW, THEREFORE, BE IT RESOLVED, that effective January 1, 2003, the following persons be, and they hereby are, authorized to execute and cause to be delivered to BNY, as Custodian for the Funds, any and all instructions, orders, and directions required or permitted to be given in the name of the Funds and on their behalf pursuant to the Custodian Agreement:

                                        POSITION WITH THE FUNDS
      NAME                              (UNLESS OTHERWISE NOTED)
      ----                              ------------------------
James M. Hennessy                       Vice President

Michael J. Roland                       Vice President & Assistant Secretary

Robert S. Naka                          Senior Vice President & Assistant Secretary

Lydia L. Homer                          Senior Vice President & Controller of ING Funds
                                        Services, LLC

William L. Sessions                     Vice President of ING Funds Services, LLC

Kimberly A. Anderson                    Vice President & Secretary

Robin L. Ichilov                        Vice President

Maria Anderson                          Assistant Vice President

                                        POSITION WITH THE FUNDS
      NAME                              (UNLESS OTHERWISE NOTED)
      ----                              ------------------------
Todd Modic                              Assistant Vice President

Mike Estok                              Supervisor-Fund Accounting of ING Funds
                                        Services, LLC

Jason Kadavy                            Supervisor-Fund Accounting of ING Funds
                                        Services, LLC

Jeremy Schweppe                         Supervisor-Fund Accounting of ING Funds
                                        Services, LLC

Scott Vaughan                           Manager-Fund Accounting of ING Funds Services,
                                        LLC

Angela Toedtemeier                      Supervisor-Fund Accounting of ING Funds
                                        Services, LLC

and that, except as otherwise provided in said Custodian Agreement, all such instructions and directions, with respect to amounts in excess of $100.00 but less than $10,000.00, shall require the signature of two such persons; and with respect to amounts equal to or in excess of $10,000.00, all such instructions and directions shall require the signature of two such persons, one of whom shall be a senior officer; and

         FURTHER RESOLVED, that the appointment of the following persons, effective January 1, 2003, the following persons be, and they hereby are, authorized to execute and cause to be delivered to BNY, as Custodian for the Funds, any and all instructions, orders, and directions required or permitted to be given in the name of the Funds and on their behalf pursuant to the Custodian Agreement with respect to amounts in excess of $10,000.00 but less than $50,000.00:

    NAME                                POSITION WITH THE FUNDS
    ----                                -----------------------
Maria Anderson                          Assistant Vice President

Todd Modic                              Assistant Vice President

and that except as otherwise provided in the Custodian Agreements, all instructions and directions effected by either of the above referenced persons, with respect to amounts in excess of $10,000.00 but less than $50,000.00, shall require his/her signature and that of one other person authorized to instruct the Custodian, which need not be a senior officer; and

         FURTHER RESOLVED, that should it be necessary to make any additions to said list of authorized persons prior to a regularly scheduled meeting of the Board, the President and any senior officer of the Funds be, and they hereby are, authorized to designate such person(s), so long as the Board is provided notification and ratifies such designation at the next regularly scheduled meeting.

                                     ++++++

                                    EXHIBIT A

                                   SCHEDULE I

                       VALUATION AND COMPUTATION SERVICES

         I. BNY shall maintain the following records on a daily basis for each Series.

                  1.       Report of priced portfolio securities

                  2.       Statement of net asset value per share per Class

                  3.       General Ledger

         II       BNY shall maintain the following records on a monthly basis for each Series:

                  1.       General Journal

                  2.       Cash Receipts Journal

                  3.       Cash Disbursements Journal

                  4.       Subscriptions Journal

                  5.       Redemptions Journal

                  6.       Accounts Receivable Reports

                  7.       Accounts Payable Reports

                  8.       Open Subscriptions/Redemption Reports

                  9.       Transaction (Securities) Journal

                  10.      Broker Net Trades Reports

         III. BNY shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series. Schedule D shall be produced on an annual basis for each Series.

         The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, The Securities and Exchange Commission and the Fund's Auditors.

         IV. For internal control purposes, BNY uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each Series:

                  1.       Securities bought

                  2.       Securities sold

                  3.       Interest received

                  4.       Dividends received

                  5.       Capital stock sold

                  6.       Capital stock redeemed

                  7.       Other income and expenses

         All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

         V. BNY will also provide those services not already listed above that are included in the Service Guidelines established and agreed between the parties as the same may be revised from time to time by mutual agreement of the parties hereto. The Services Guidelines will also govern the timeliness and performance standards for services where specified therein.